EXHIBIT 99.03

  FORM B9B (CHAPTER 7 Corporation/Partnership            Case No. 00B01851
            No Asset Case)(9/97)


                      UNITED STATES BANKRUPTCY COURT
              NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION

  NOTICE OF CHAPTER 7 BANKRUPTCY CASE, MEETING OF CREDITORS & DEADLINES

  A chapter 7 bankruptcy case concerning the debtor corporation listed below was filed on January 20, 2000

  You may be a creditor of the debtor. You may want to consult an attorney to protect your rights. All documents filed in the case may be inspected at the bankruptcy clerk's office at the address listed below. Note: The staff of the bankruptcy clerk's office cannot give legal advice.


  Debtor (name(s) and address):
  FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
  DBA FRANKLIN MOI OPHTHALMIC INSTRUMENTS CO, AKA
  MIDWEST OPHTHALMIC INSTRUMENTS CO., INC.
  1265 NAPERVILLE DRIVE
  NAPERVILLE, IL   60446

  CASE NUMBER                                           TAXPAYER ID NOS.:
  0-1851                                                94-3123210

  Attorney for Debtor                     Bankruptcy Trustee
   (name and address):                     (name and address):
  MATTHEW GENSBURG                        DEBORAH EBNER
  GREENBERG TRAURIG                       11 E. ADAMS ST SUITE 800
  227 W MONROE STREET SUITE 3500          CHICAGO, ILLINOIS  60603
  CHICAGO, IL   60606
  Telephone number (312) 456-8400         Telephone number (312) 922-8722


                           Meeting of Creditors

  Date:     February 17, 2000             Time:     1:30 PM

  Location: Will County Courthouse, 14 West Jefferson, Courtroom 307,
            Joliet, Ill  60432

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                  CREDITORS MAY NOT TAKE CERTAIN ACTIONS:

  The filing of the bankruptcy case automatically stays certain collection and other actions against the debtor and the debtor's property. If you attempt to collect a debt or take other action in violation of the Bankruptcy Code, you may be penalized.


  Please Do Not File A Proof of Claim Unless You Receive a Notice To Do So.


  Address of the Bankruptcy Clerk's Office:  For the Court:
  U.S. Bankruptcy Court                      Clerk of the Bankruptcy Court:
  219 S. Dearborn                            Wayne E. Nelson
  Chicago, IL  60604

  Telephone number: 1-888-232-6814 (Recorded)

  Hours Open:                                Date:
  9:00 A.M. TO 4:30 P.M. (M-F)               January 29, 2000